Exhibit 99.1

FORM OF

INSTRUCTIONS AS TO USE OF SUBSCRIPTION RIGHTS STATEMENTS

ON TRACK INNOVATIONS, LTD.

Please consult Broadridge Corporate Issuer Solutions, Inc.

or your bank or broker as to any questions.

The following instructions relate to a rights offering (the “Rights Offering”) by On Track Innovations, Ltd., an Israeli company (“OTI”), to the holders of record of its Ordinary Share, NIS 0.10 par value (the “Ordinary Share”), as described in OTI’s prospectus dated   , 2021 (the “Prospectus”). Each holder of record of Ordinary Share at the close of business on  , 2021 (the “Record Date”) will receive, at no charge,  non-transferable subscription rights (the “Subscription Rights”) for each Ordinary Share held at the Record Date.

Subscription Rights exercisable up to an aggregate of 18,965,517 Ordinary Shares of OTI are being distributed in connection with the Rights Offering. Each whole Subscription Right is exercisable, upon payment of $0.174 in cash (the “Subscription Price”), to purchase one (1) Ordinary Share (the “Basic Subscription Right”). In addition, each Subscription Right also carrieHs the right to subscribe at the Subscription Price for additional Ordinary Shares that are not purchased by other holders pursuant to their Basic Subscription Right (to the extent available, and subject to proration) (the “Over-Subscription Privilege”). A holder is entitled to exercise an Over-Subscription Privilege only if the holder fully exercises the Basic Subscription Right. See “The Rights Offering” in the Prospectus.

Subscription Rights may only be exercised in whole numbers, and OTI will not issue fractional shares. To the extent that the number of Subscription Rights that are distributed to you on the Record Date is not a whole number, the Ordinary Shares issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of Ordinary Shares for which you may subscribe. No cash will be paid in lieu of any fractional Subscription Rights.

The Subscription Rights will expire at 5:00 PM Eastern Time on  , 2020 (as it may be extended, the “Expiration Date”), unless extended. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. OTI will not be required to issue shares to you if Broadridge Corporate Issuer Solutions, Inc. (the “Subscription Agent”) receives your Subscription Rights Statement or your subscription payment after that time. OTI has the option to extend the Rights Offering in its sole discretion, although it does not presently intend to do so. OTI may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Expiration Date. If OTI elects to extend the Rights Offering, OTI will issue a press release announcing the extension no later than 9:00 AM Eastern Time on the next business day after the most recently announced Expiration Date of the Rights Offering.

The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Rights Statement. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Rights Statement and returning the Subscription Rights Statement with your payment to the Subscription Agent in the envelope provided.

YOUR PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION RIGHTS STATEMENT MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE AND TIME. PAYMENT OF THE SUBSCRIPTION PRICE OF ALL SUBSCRIPTION RIGHTS EXERCISED, INCLUDING SUBSCRIPTION RIGHTS PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE AND TIME. ONCE YOU EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU CANNOT REVOKE THE EXERCISE OF SUCH SUBSCRIPTION RIGHTS. SUBSCRIPTION RIGHTS NOT VALIDLY EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE. IN CASE YOU HOLD SUBSCRIPTION RIGHTS THROUGH A BROKER OR OTHER NOMINEE, YOU SHOULD VERIFY WITH YOUR BROKER OR NOMINEE BY WHEN YOU MUST DELIVER YOUR INSTRUCTION.

1. Subscription Rights. To exercise Subscription Rights, complete your Subscription Rights Statement and send your properly completed and executed Subscription Rights Statement, together with payment in full of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege, to the Subscription Agent. PLEASE DO NOT SEND SUBSCRIPTION RIGHTS STATEMENTS OR PAYMENTS TO OTI. The method of delivery of the Subscription Rights Statement and the payment of the Subscription Price to the Subscription Agent is at your election and risk. Properly completed and executed Subscription Rights Statements and payments must be received by the Subscription Agent prior to the Expiration Date and Time. If you send your Subscription Rights Statement and payment by mail, then they should be sent by registered mail, to arrive before the Expiration Date. If more Shares are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, additional Shares will be allocated pro rata among holders, as described in the Prospectus. The Subscription Rights are non-transferable and may not be sold, transferred, assigned or given away to anyone.

2. Acceptance of Payments. Payments will be deemed to have been received by the Subscription Agent only upon the (i) receipt of a cashier’s check drawn against a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for On Track Innovations, Ltd.” or (ii) receipt of a wire transfer of immediately available funds directly to the account maintained by Broadridge, as Subscription Agent for purposes of accepting subscriptions in this Rights Offering at U.S. Bank,   , Credit:   , Account # 153910728465, for further credit to On Track Innovations, Ltd., and name of Subscription Rights holder.

3. Contacting the Subscription Agent or Broadridge Corporate Issuer Solutions, Inc. The address of the Subscription Agent is shown below. Delivery to an address other than shown below does not constitute valid delivery.

By Overnight Courier:

Broadridge, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

By USPS:

Broadridge, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717-0718

If you have other questions or need assistance, please contact Broadridge Corporate Issuer Solutions at (888) 789-8409 (toll free) or (720) 414-6898 (international).

4. Partial Exercises; Effect of Over-Payments and Under-Payments. If you exercise less than all of the Subscription Rights evidenced by your Subscription Rights Statement and make the choice to submit an additional exercise request, you must contact the Subscription Agent for a new Subscription Rights Statement. If you choose to have a new Subscription Rights Statement sent to you, you may not receive any such new Subscription Rights Statement in sufficient time to permit exercise of the Subscription Rights evidenced thereby. If you do not indicate the number of Shares to be subscribed for on your Subscription Rights Statement, or if you indicate a number of Shares that does not correspond with the aggregate Subscription Price payment you delivered, you will be deemed to have subscribed for the maximum number of Shares that may be subscribed for, under both the Basic Subscription Right and the Over-Subscription Privilege for the aggregate Subscription Price you delivered. If the Subscription Agent does not apply your full Subscription Price payment to your purchase of Shares, then the Subscription Agent will return the excess amount to you, without interest or deduction, as soon as practicable after the Expiration Date. If you subscribe for fewer than all of the Shares represented by your Subscription Rights Statement, then the unexercised Subscription Rights will become null and void on the Expiration Date.

5. Deliveries to Holders. The following deliveries and payments to you will be made to the address shown on the face of your Subscription Rights Statement:

(a) Basic Subscription Right. The Ordinary Shares that are purchased pursuant to the valid exercise of Basic Subscription Rights will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of Ordinary Shares. The Subscription Agent will arrange for the issuance of the Ordinary Shares as soon as practicable after the expiration of the Rights Offering, payment for the Shares subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. If you hold your Ordinary Shares in the name of a custodian bank, broker, dealer, or other nominee, DTC, as defined below, will credit your account with your nominee with the securities you purchased in the Rights Offering.

(b) Over Subscription Privilege. The Ordinary Shares that are purchased pursuant to the valid exercise of Over-Subscription Privileges will also be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration or DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of Ordinary Shares. The Subscription Agent will arrange for the issuance of the Ordinary Shares as soon as practicable after the expiration of the Rights Offering, payment for the Shares subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. If you hold your Ordinary Shares in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

(c) Excess Payments. If you exercised your Over-Subscription Privilege and are allocated less than all of the Shares for which you wished to over-subscribe, then your excess Subscription Price payment for Shares that were not allocated to you will be returned by the Subscription Agent to you, without interest or deduction, as soon as practicable after the Expiration Date.

6. Execution.

(a) Execution by Registered Holder. The signature on the Subscription Rights Statement must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Statement without any alteration or change whatsoever. Persons who sign the Subscription Rights Statement in a representative or other fiduciary capacity must indicate their capacity when signing.

(b) Execution by Person Other than Registered Holder. If the Subscription Rights Statement is executed by a person other than the holder named on the face of the Subscription Rights Statement, YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE MEDALLION GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ONLINE AT www.stai.org.

7. Method of Delivery. The method of delivery of Subscription Rights Statements and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to and receipt by the Subscription Agent prior to the Expiration Date.

8. No Revocation. If you exercise any of your Basic Subscription Rights or Over-Subscription Privilege, you will not be permitted to revoke or change the exercise or request a refund of monies paid. You should not exercise your Subscription Rights unless you are sure that you wish to purchase Shares at the Subscription Price. Once you exercise your Subscription Rights, you cannot revoke the exercise of such Subscription Rights, even if you later learn information that you consider to be unfavorable and even if the market price of our Ordinary Share is below the Subscription Price.

9. Special Provisions Relating to the Exercise of Subscription Rights through the Depository Trust Company. In the case of Subscription Rights that are held of record through The Depository Trust Company (“DTC”), exercises of the Subscription Rights may be effected by instructing DTC to transfer Subscription Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Subscription Rights exercised pursuant to the Subscription Right by each beneficial owner of Subscription Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each Share subscribed for. Banks, brokers and other nominee holders of Subscription Rights who exercise the Basic Subscription Right and the Over-Subscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and OTI as to the aggregate number of Subscription Rights that have been exercised, and the number of Shares that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Subscription Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event such certification is not delivered in respect of a Subscription Rights Statement, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Over-Subscription Privilege) be entitled to assume that such Statement is exercised on behalf of a single beneficial owner.

10. Questions and Request for Additional Materials. For questions regarding the Rights Offering, assistance regarding the method of exercising Subscription Rights or for additional copies of relevant documents, please contact Broadridge Corporate Issuer Solutions at (888) 789-8409 (toll free) or (720) 414-6898 (international).

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